UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 16, 2019
Date of Report (date of earliest event reported)
XPEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38858	20-1117381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

618 W. Sunset Road San Antonio, Texas	78216
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (210) 678-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPEL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure

XPEL, Inc. has applied to voluntarily delist its common stock from the TSX Venture Exchange (“TSXV”). Accordingly, it is anticipated that, effective at the close of markets on August 30, 2019, the Company’s shares will no longer be traded on the TSXV but will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “XPEL”.

A press release related to this delisting is available at www.xpel.com/investor.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

  Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is to be filed as part of this Form 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

99.1	Press Release dated August 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPEL, Inc.

Dated: August 16, 2019	By: /s/ Barry R. Wood
Barry R. Wood
Senior Vice President and Chief Financial Officer